Exhibit 10

GREAT RIVER BANCSHARES, INC.
524 North 30th Street Quincy, Illinois 62301
Phone (212) 222-0015 Fax (212) 228-7004

Mercantile Bancorp, Inc.
200 North 33rd Street
P.O. Box 3455
Quincy, IL 62305-3455
Attention:             Ted T. Awerkamp
President and Chief Executive Officer

Dear Ted:

This consent letter is being provided by Great River Bancshares (the “Lender”) to Mercantile Bancorp, Inc. (the “Borrower”) in connection with that certain Fourth Amended and Restated Loan Agreement, dated as of April 30, 2009, as amended from time to time (the “Loan Agreement”).  Section 6.02 of the Loan Agreement prohibits the Borrower from causing or permitting any material change in the ownership of any Subsidiary Bank (as defined in the Loan Agreement).  The Borrower has informed the Lender that it can enter into a stock purchase agreement to sell two of its Subsidiary Banks and an exchange agreement to sell another Subsidiary Bank to an affiliate of the Lender.

The Lender hereby consents to (i) the sale of Marine Bank & Trust and Brown County State Bank to United Community Bancorp, Inc., upon the terms and conditions set forth in that certain Stock Purchase Agreement, to be entered into as of November 20, 2009, by and between the Borrower and United Community Bancorp, Inc., so long as on the date such sales are consummated Borrower uses the proceeds obtained from such sales to repay outstanding principal and interest under the Notes (as defined in the Loan Agreement) as of the date such sales are consummated, and (ii) the sale of HNB National Bank to R. Dean Phillips, upon the terms and conditions set forth in that certain Exchange Agreement, to be entered into as of November 20, 2009, by and among the Borrower, HNB Financial Services, Inc., and R. Dean Phillips.  The Lender hereby agrees to provide any necessary documentation to effect these transactions, including a release of the three Subsidiary Banks’ capital stock from the applicable Stock Pledge Agreement or Subsidiary Stock Pledge Agreement (each as defined in the Loan Agreement), and any other documentation reasonably requested by the Borrower or the acquirers of the three Subsidiary Banks.

Sincerely,

Great River Bancshares, Inc.

/s/ R. Dean Phillips
By: R. Dean Phillips Title: President and Chairman of the Board